Exhibit 23.2
                                  [LETTERHEAD]
                       DALE MATHESON CARR-HILTON LABONTE
                             Chartered Accountants
June 13, 2005

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Golden Spirit Mining Ltd.- S-8 Registration of 19,000,000 shares

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Form S-8 Registration Statement dated June 13, 2005 of the following:

Our report dated April 4, 2005 to the Stockholders and Board of Directors on the financial statements of the Company as at December 31, 2004 and 2003 and for the years then ended included in the Company's filings on Forms 10-KSB and 10-KSB/A.

Sincerely,

/s/ Dale Matheson Carr-Hilton LaBonte
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    Dale Matheson Carr-Hilton LaBonte